Exhibit 10.3

SECURITY AGREEMENT

dated as of

July 19, 2018
among

THE GRANTORS IDENTIFIED HEREIN

and

VICTORY PARK MANAGEMENT, LLC,
as Administrative Agent

	ARTICLE I

	Definitions

SECTION 1.01	Secured Transaction Documents; Uniform Commercial Code	1
SECTION 1.02	Other Defined Terms	1

	ARTICLE II

	Pledge of Securities

SECTION 2.01	Pledge	6
SECTION 2.02	Delivery of the Pledged Securities	7
SECTION 2.03	Representations, Warranties and Covenants	8
SECTION 2.04	Certification of Limited Liability Company and Limited Partnership Interests	9
SECTION 2.05	Registration in Nominee Name; Denominations	10
SECTION 2.06	Voting Rights; Dividends and Interest	10

	ARTICLE III

	Security Interests in Personal Property

SECTION 3.01	Security Interest	12
SECTION 3.02	Representations and Warranties	13
SECTION 3.03	Covenants	15

	ARTICLE IV

	Remedies

SECTION 4.01	Remedies Upon Default	18
SECTION 4.02	Application of Proceeds	19
SECTION 4.03	Grant of License to Use Intellectual Property	19
SECTION 4.04	Effect of Securities Laws	20
SECTION 4.05	Deficiency	20

	ARTICLE V

	Subordination

SECTION 5.01	Subordination	20

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	ARTICLE VI

	Miscellaneous

SECTION 6.01	Notices	20
SECTION 6.02	Waivers; Amendment	21
SECTION 6.03	Administrative Agent’s Fees and Expenses; Indemnification	21
SECTION 6.04	[Reserved]	21
SECTION 6.05	Survival of Agreement	21
SECTION 6.06	Counterparts; Effectiveness; Several Agreement	22
SECTION 6.07	Severability	22
SECTION 6.08	Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process	22
SECTION 6.09	Headings	22
SECTION 6.10	Security Interest Absolute	22
SECTION 6.11	Termination, Release or Subordination	23
SECTION 6.12	Additional Grantors	23
SECTION 6.13	Administrative Agent Appointed Attorney-in-Fact	23
SECTION 6.14	General Authority of the Administrative Agent	24
SECTION 6.15	Reasonable Care	24
SECTION 6.16	Delegation; Limitation	24
SECTION 6.17	Reinstatement	24

Schedules

Schedule I	Subsidiary Parties
Schedule II	Pledged Equity and Pledged Debt
Schedule III	Commercial Tort Claims
Schedule IV	Locations of Equipment and Inventory
Schedule V	Intellectual Property

Exhibits

Exhibit I	Form of Security Agreement Supplement
Exhibit II	[Reserved]
Exhibit III	Form of Patent Security Agreement
Exhibit IV	Form of Trademark Security Agreement
Exhibit V	Form of Copyright Security Agreement

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SECURITY AGREEMENT dated as of July 19, 2018 (as amended, restated, amended and restated, supplemented and otherwise modified from time to time, the “Agreement”), by and among the Grantors (as defined below) and Victory Park Management, LLC, as Administrative Agent for the Secured Parties (in such capacity and together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

Reference is made to the Agreement Among Noteholders dated as of the date hereof (as amended, restated, amended and restated, refinanced, replaced, supplemented or otherwise modified from time to time, the “Agreement Among Noteholders”), among the holders from time to time party thereto (together with their successors and assigns, the “Holders” and “Secured Parties”), Rimini Street, Inc., a Delaware corporation (the “Debtor”), and Victory Park Management, LLC, as Administrative Agent. Debtor has entered into those certain Convertible Secured Promissory Notes dated as of even date herewith (such Convertible Secured Promissory Notes, as from time to time amended, supplemented, restated, modified, replaced or refinanced in whole or in part, the “Notes”), among Debtor, as borrower, and the Holders, pursuant to which the Holders have agreed to advance funds and extend credit to Debtor. The obligations of the Holders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Debtor and the Subsidiary Parties who are affiliates of the Debtor, will derive substantial benefits from the extension of credit to the Debtor pursuant to the Notes, and are willing to execute and deliver this Agreement in order to induce the Holders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01      Secured Transaction Documents; Uniform Commercial Code.

(a)      Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Notes and Agreement Among Noteholders. All terms defined in the UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the UCC.

SECTION 1.02      Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the UCC.

“Administrative Agent” has the meaning assigned to such term in the recitals of this Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, granting any use right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter owned or acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO.

“De Minimis Accounts” means deposit accounts or securities accounts of a Grantor with a balance not exceeding $500,000 at any time or an aggregate balance for all such deposit accounts and securities accounts not exceeding $1,000,000 at any time.

“Debtor” has the meaning assigned to such term in the recitals of this Agreement.

“Equity Interests” means with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Excluded Accounts” means: payroll accounts, zero-balance accounts, disbursement accounts, employee benefit accounts, withholding tax and other fiduciary accounts, escrow accounts in respect of arrangements with non-affiliated third parties, worker’s compensation accounts, customs accounts, trust and tax withholding accounts which are funded by the Grantors in the ordinary course of business or as required by any requirement of law, cash collateral accounts subject to Liens permitted under the Securities Purchase Agreement, and De Minimis Accounts.

“Excluded Assets” means (i) Excluded Tax Collateral; (ii) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the USPTO of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral; (iii) any asset with respect to which the Administrative Agent in its sole discretion has determined that the costs of obtaining, perfecting or maintaining a security interest in such asset are excessive in relation to the benefit to the Holders afforded thereby; (iv) any of such Grantor's right, title or interest in any lease, permit, governmental authorization, license, license agreement, contract or agreement to which such Grantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the express terms of such lease, permit, license, license agreement, contract or agreement result in a breach of the terms of, or constitute a default under, such lease, permit, license, license agreement, contract or agreement (other than to the extent that (A) any such term has been waived, (B) the consent of the other party to such lease, permit, license, license agreement, contract or agreement has been obtained, or (C) such terms would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 of the UCC or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law (including bankruptcy laws) or principles of equity); provided, that (x) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (y) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Administrative Agent's unconditional continuing security interest in and liens upon any rights or interests of a Grantor in or to (1) the proceeds of, or any monies due or to become due under, any such lease, permit, license, license agreement, contract or agreement (including any Accounts, proceeds of Inventory or Equity Interests), and (2) the proceeds from the sale, license, lease, or other dispositions of any such lease, permit, license, license agreement, contract or agreement; (v) any motor vehicles and other assets subject to certificates of title (other than to the extent a security interest can be perfected by the filing of a UCC-1 financing statement); (vi) any letter of credit rights (other than to the extent a security interest can be perfected by the filing of a UCC-1 financing statement) with a value less than $200,000 individually and $500,000 in the aggregate; (vii) or Commercial Tort Claims (other than to the extent a security interest can be perfected by the filing of a UCC-1 financing statement) with a value of less than $250,000; (viii) capital stock in a joint venture or other non-wholly-owned Subsidiary to the extent that granting a security interest in or Lien on such capital stock is not permitted by the governing documents of such joint venture or other non-wholly-owned Subsidiary or would require the consent of any Person who owns capital stock of such joint venture or non-wholly-owned Subsidiary (other than any Loan Party or its Subsidiaries) which consent has not been obtained; (ix) any governmental licenses or state or local franchises, charters or authorizations, to the extent security interests in such licenses, franchises, charters and authorizations are prohibited or restricted thereby; (x) any property or assets subject to a Lien with respect to any purchase money Indebtedness, capital lease obligations or other Indebtedness permitted pursuant to the terms of the Securities Purchase Agreement if the contract, agreement or document to which such Lien is granted (or in the contract, agreement or document providing for such capital lease obligations) prohibits or requires the consent of any Person as a condition to the creation of any other Lien on such property or asset or if such creation would result in a default or termination under the relevant contract, agreement or document; (xi) any Excluded Accounts; (xii) Intellectual Property to the extent subsisting or arising under the laws outside of the United States; and (xiii) Excluded Tax Collateral.

“General Intangibles” has the meaning specified in Article 9 of the UCC.

“Grantor” means the Debtor, each Obligor that is a party hereto, and each Obligor that becomes a party to this Agreement after the Closing Date.

“Holders” has the meaning assigned to such term in the recitals of this Agreement.

“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter owned or acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, the intellectual property rights in software and databases and related documentation and all additions and improvements to the foregoing, and renewals and extensions thereof.

“Intellectual Property Security Agreements” means the short-form Patent Security Agreement, short-form Trademark Security Agreement, and short-form Copyright Security Agreement, each substantially in the form attached hereto as Exhibits III, IV and V, respectively.

“License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Grantor is a party.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter owned or acquired by any Grantor: (a) all letters patent of the United States in or to which any Grantor now or hereafter owns or acquires any right, title or interest, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the USPTO; and (b) all reissues, continuations, divisions, continuations-in-part, renewals, improvements or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Permitted Liens” means (i) Liens in respect of secured Indebtedness permitted to be incurred pursuant to the Securities Purchase Agreement, (ii) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), (iii) Liens that constitute banker’s Liens, rights of set-off, or similar rights as to deposit accounts, securities accounts, investment accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker’s Liens, rights of set-off or other rights are in respect of customary service charges relative to such accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to any Grantor), (iv) licenses not restricted by the terms of the Notes (including, without limitation, non-exclusive licenses and sublicenses of intellectual property rights), (v) any attachment or judgment Lien with respect to a judgment or decree (and pledges or cash deposits made in lieu of, or to secure the performance of appeal or other surety bonds related to such judgments or decrees), (vi) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 60 days or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and reserves required by GAAP have been made, (vii) easements, covenants, conditions, rights of way, restrictions, building code and land use requirements of law, encroachments, zoning restrictions and other similar encumbrances on real property and minor irregularities in the title or survey matters thereto that do not secure obligations for the payment of money and do not materially impair the use or value of such property or its use by any Grantor or any of its Subsidiaries in the ordinary conduct of such Person’s business, (viii) Liens of landlords and mortgagees of landlords (a) arising by statute or under any lease or related contractual obligation entered into in the ordinary course of business, (b) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, or (c) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP, (ix) the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a capital lease), in each case extending only to such personal property, (x) Liens on assets of Debtor and its Subsidiaries (a) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (b) on specific items of inventory or other goods or assets and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods or assets in the ordinary course of business, (xi) Liens constituting rights of first refusal or similar contractual rights or restrictions on the capital stock of a joint venture pursuant to the applicable joint venture agreement and Liens arising from contractual restrictions arising in connection with agreements to sell the capital stock of a joint venture and (xii) ground leases in respect of real property on which facilities owned or leased by Debtor and its Subsidiaries are located.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means the Pledged Equity and Pledged Debt.

“Secured Obligations” shall mean (i) all Obligations owing to the Holders or the Administrative Agent by Debtor pursuant to the Notes, (ii) amounts owed by any guarantor pursuant to any Guaranty executed in connection with the Notes (including all reasonable costs and expenses (including, without limitation, to the extent permitted by law, reasonable attorneys' fees and other legal expenses) incurred by Administrative Agent or Holder, as applicable, in the enforcement and collection of such Guaranty) and (iii) all amounts owing to the Administrative Agent by Debtor pursuant to the terms of the Agreement Among Noteholders.

“Security Agreement Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary Parties” means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter owned or acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, fictitious business names other source or business identifiers, now existing or hereafter owned, adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the USPTO or any similar offices in any State of the United States or any political subdivision thereof, and all extensions or renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor; and (b) all goodwill connected with the use of and symbolized thereby.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided that, if the perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

ARTICLE II

Pledge of Securities

SECTION 2.01       Pledge. As security for the payment in full when due (whether at the stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, each of the Grantors hereby pledges to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest:

(i)          all Equity Interests held by it, including without limitation, the Equity Interests which are listed on Schedule II, and any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include Excluded Assets;

(ii)         (A) all debt securities owned by it, including without limitation, the debt securities which are listed opposite the name of such Grantor on Schedule II, (B) any debt securities obtained in the future by such Grantor and (C) the promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt”); provided that the Pledged Debt shall not include any Excluded Assets;

(iii)        all other property that may be delivered to and held by the Administrative Agent pursuant to the terms of this Section 2.01;

(iv)        subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above;

(v)         subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and

(vi)        all Proceeds of any of the foregoing

(the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”). For the avoidance of doubt, neither “Pledged Collateral” nor any defined term used therein shall include any Excluded Assets.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2.02      Delivery of the Pledged Securities.

(a)          As of the Closing Date, each Grantor has delivered or caused to be delivered to the Administrative Agent, for the benefit of the Secured Parties, any and all Pledged Equity evidenced by a certificate and, in the case of Pledged Debt, to the extent required to be delivered pursuant to Section 2.02(b) below. Each Grantor agrees promptly (but in any event within 10 Business Days after receipt by such Grantor or such longer period as the Administrative Agent may agree in its reasonable discretion) to deliver or cause to be delivered to the Administrative Agent, for the benefit of the Secured Parties, any and all Pledged Equity acquired after the Closing Date that is evidenced by a certificate.

(b)          Each Grantor will cause any indebtedness for borrowed money having an aggregate principal amount in excess of $250,000 owed to such Grantor by any Person that is evidenced by a duly executed promissory note to be pledged and delivered to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c)          Upon delivery to the Administrative Agent, any Pledged Securities shall be accompanied by stock or security powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Administrative Agent. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be deemed to supplement Schedule II and made a part hereof; provided that failure to supplement Schedule II shall not affect the validity of such pledge of such Pledged Equity. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03       Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants to and with the Administrative Agent, for the benefit of the Secured Parties, on the date hereof that:

(a)          As of the date hereof, Schedule II includes all Equity Interests, debt securities and promissory notes required to be pledged by such Grantor hereunder;

(b)          the Pledged Equity has been duly and validly authorized and issued by the issuers thereof and are fully paid and non-assessable (if applicable);

(c)          except for the security interests granted hereunder, such Grantor (i) is the direct owner, beneficially and of record, of the Pledged Equity indicated on Schedule II, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Secured Transaction Documents and (B) Permitted Liens, and (iii) if requested by the Administrative Agent, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d)          as of the Closing Date, except (i) for restrictions and limitations imposed or permitted by the Secured Transaction Documents, or securities laws generally, and (ii) in the case of Pledged Equity of Persons that are not Subsidiaries, transfer restrictions that exist at the time of acquisition of Equity Interests in such Persons, the Pledged Collateral is freely transferable and assignable, and none of the Pledged Collateral is subject to any option, right of first refusal, shareholders agreement, charter or bylaw provisions or contractual restriction of any nature that could reasonably be expected to prohibit, impair, delay or otherwise affect, in each case, in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(e)          the execution and performance by the Grantors of this Agreement are within each Grantor’s corporate or limited liability company powers and have been duly authorized by all necessary corporate action or other organizational action;

(f)          no material consent or approval of any governmental authority is necessary to the validity of the pledge effected hereby, except for (i) approvals, consents, exemptions, authorizations, or other actions, notices or filings and registrations necessary to perfect the Liens on the Collateral granted by the Grantors in favor of the Secured Parties (or release existing Liens) under applicable laws of the United States or any political subdivision thereof, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make are immaterial;

(g)          by virtue of the execution and delivery by each Grantor of this Agreement, and delivery of the certificates, if any, evidencing the Pledged Equity to and continued possession by the Administrative Agent in the State of Illinois, the Administrative Agent for the benefit of the Secured Parties has a legal, valid and perfected first-priority lien upon and security interest in such Pledged Equity as security for the payment in full when due (whether at the stated maturity, by acceleration or otherwise) and performance of the Secured Obligations to the extent such perfection is governed by the UCC;

(h)          by virtue of (i) the filing of Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent for filing in the applicable filing office, in each case, as required by the Secured Transaction Documents, and (ii) delivery of the instruments or certificated securities, if any, evidencing the Pledged Debt to and continued possession of the Pledged Debt by the Administrative Agent in the State of Illinois, the Administrative Agent (for the benefit of the Secured Parties) has a legal, valid and perfected security interest in respect of all Collateral in which the Security Interest in the Pledged Debt may be perfected by filing or recording in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or possession of the Pledged Debt; and

(i)          the pledge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights set forth herein of the Administrative Agent in the Pledged Collateral.

Subject to the terms of this Agreement, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Administrative Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder without further consent by the applicable owner or holder of such Equity Interests.

SECTION 2.04       Certification of Limited Liability Company and Limited Partnership Interests. Each Grantor shall ensure that no interest in any limited liability company or limited partnership controlled by any Grantor that constitutes Pledged Equity is represented by a certificate unless such Pledged Equity is a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction. If, notwithstanding the foregoing, the Grantors obtain knowledge that any Pledged Equity that is not such a “security” is certificated, then the Grantors shall use commercially reasonable efforts to either destroy any such certificate or deliver any such certificate to the Administrative Agent in accordance with Section 2.02. If any limited liability company or limited partnership controlled by any Grantor that constitutes Pledged Equity includes in its limited liability company agreement or partnership agreement that any interests in such limited liability company or such limited partnership are a “security” as defined under Article 8 of the UCC, the applicable Grantor shall promptly certificate any Equity Interests in any such limited liability company or such limited partnership. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is certificated or becomes certificated and in either case is a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction, (i) each such certificate shall be delivered to the Administrative Agent, pursuant to Section 2.02(a) and (ii) such Grantor shall fulfill all other requirements under Section 2.02 applicable in respect thereof.

SECTION 2.05       Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and be continuing, (a) the Administrative Agent, on behalf of the Secured Parties, shall have the right to hold the Pledged Equity in its own name as pledgee, the name of its nominee (as pledgee or as subagent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent and each Grantor will promptly give to the Administrative Agent copies of any written notices or other written communications received by it with respect to Pledged Equity registered in the name of such Grantor and (b) the Administrative Agent shall have the right to exchange the certificates representing Pledged Equity for certificates of smaller or larger denominations for any purpose consistent with this Agreement, to the extent permitted by the documentation governing such Pledged Securities.

SECTION 2.06       Voting Rights; Dividends and Interest.

(a)          Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have elected to exercise its rights hereunder:

(i)          Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof and each Grantor agrees that it shall not exercise such rights in violation of this Agreement and the other Secured Transaction Documents.

(ii)         The Administrative Agent shall promptly (after advance written notice and at such Grantor’s sole expense) execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii)        Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Secured Transaction Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held for the benefit of the Administrative Agent and the Secured Parties and, in the case of Pledged Equity, shall be promptly (and in any event within 5 Business Days or such longer period as the Administrative Agent may agree in its reasonable discretion) delivered to the Administrative Agent in the same form as so received (with any endorsement reasonably requested by the Administrative Agent). So long as no Event of Default has occurred and is continuing, the Administrative Agent shall promptly deliver to each Grantor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted by the Secured Transaction Documents.

(b)          Upon the occurrence and during the continuance of an Event of Default and the election of the Administrative Agent to exercise its rights hereunder, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph 2.06(a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be promptly (and in any event within 10 Business Days or such longer period as the Administrative Agent may agree in its reasonable discretion) delivered to the Administrative Agent upon demand in the same form as so received (with any endorsement reasonably requested by the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02.

(c)          Upon the occurrence and during the continuance of an Event of Default and the election of the Administrative Agent to exercise its rights hereunder, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph 2.06(a)(i) of this Section 2.06, and the obligations of the Administrative Agent under paragraph 2.06(a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

(d)          In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request, but in any event solely after an Event of Default has occurred and is continuing, and each Grantor acknowledges that the Administrative Agent may utilize the power of attorney set forth in Section 6.13 herein in accordance with the terms thereof.

(e)          Any notice given by the Administrative Agent to the Debtor under Section 2.05 or this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more Grantors at the same or different times and (iii) may suspend the rights of one or more Grantors under paragraph 2.06(a)(i) or paragraph 2.06(a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01       Security Interest.

(a)          As security for the payment in full when due (whether at the stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, each Grantor hereby pledges to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter owned or acquired by such Grantor or in which such Grantor now has or at any time in the future may own or acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)          all Accounts;

(ii)         all Chattel Paper;

(iii)        all Documents;

(iv)        all Equipment;

(v)         all General Intangibles;

(vi)        all Goods;

(vii)       all Instruments;

(viii)      all Inventory;

(ix)         all Investment Property;

(x)          all books and records pertaining to the Article 9 Collateral;

(xi)         all Letter-of-Credit Rights;

(xii)        all Intellectual Property;

(xiii)       all Commercial Tort Claims listed on Schedule III and on any supplement thereto received by the Administrative Agent pursuant to Section 3.03(g);

(xiv)      all Money; and

(xv)       to the extent not otherwise included, all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that, notwithstanding anything to the contrary in this Agreement, (i) this Agreement shall not constitute a grant of a security interest in any Excluded Assets and (ii) the Article 9 Collateral (and any defined term therein) shall not include any Excluded Assets.

(b)          Each Grantor hereby irrevocably authorizes the Administrative Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements with respect to the Collateral or any part thereof and amendments thereto and continuations thereof that (i) indicate the Collateral as “all assets of the Debtor, whether now existing or hereafter arising” or words of similar effect as being of an equal or lesser scope or with greater detail and (ii) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Administrative Agent promptly upon any reasonable request.

(c)          The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral; provided that the foregoing will not limit or otherwise affect the obligations and liabilities of the Grantors to the extent set forth herein and in the other Secured Transaction Documents.

(d)          The Administrative Agent shall be authorized to file with the USPTO or the USCO (or any successor office) such documents as may be necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in United States registered or applied for Intellectual Property of each Grantor in which a security interest has been granted by such Grantor, and naming such Grantor as debtor and the Administrative Agent as secured party.

SECTION 3.02       Representations and Warranties. Each Grantor jointly and severally represents and warrants, as to itself, to the Administrative Agent and the other Secured Parties on the date hereof that:

(a)          Each Grantor has good record title to or valid rights in Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder (other than assets that are not material to the business of Debtor and its Subsidiaries, taken as a whole) and has full organizational power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any governmental authority other than (i) any consent or approval that has been obtained or (ii) any consent or approval the failure of which to obtain is immaterial.

(b)          The Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent for filing in the applicable filing office (or specified by notice from the Debtor to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations (other than filings required to be made in the USPTO and the USCO in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC.

(c)          Each Grantor represents and warrants that short-form Intellectual Property Security Agreements containing a description of all Article 9 Collateral consisting of material United States registered Patents (and Patents for which United States registration applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights, respectively (other than, in each case, any Excluded Assets), have been delivered to the Administrative Agent for recording by the USPTO and the USCO pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable (for the benefit of the Secured Parties). To the extent a security interest may be perfected by filing, recording or registration in the USPTO or the USCO under the Federal intellectual property laws, then no further or subsequent filing, re-filing, recording, rerecording, registration or reregistration is necessary (other than (i) such filings and actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States registered or applied for Patents, Trademarks and Copyrights acquired or owned by any Grantor after the date hereof and (ii) the UCC financing and continuation statements contemplated in Section 3.02(b)).

(d)          The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment in full when due (whether at the stated maturity, by acceleration or otherwise) and performance of the Secured Obligations and (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than (i) any statutory or similar Lien that has priority as a matter of Law and (ii) Permitted Liens.

(e)          The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens permitted pursuant to the Secured Transaction Documents and Permitted Liens. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the USPTO or the USCO or (iii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to the Secured Transaction Documents or Permitted Liens.

(f)          As of the date hereof, no Grantor has any Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by such Grantor, seeking damages in an amount reasonably estimated to exceed $250,000, other than the Commercial Tort Claims listed on Schedule III.

(g)        As of the date hereof, Schedule IV lists the locations at which all material Inventory and Equipment (other than (x) mobile goods, (y) Inventory or Equipment in transit or out for repair or refurbishment and (z) Equipment in the possession of employees of the Grantors in the ordinary course of business) are maintained.

SECTION 3.03       Covenants.

(a)          The Debtor agrees to notify the Administrative Agent in writing (x) promptly, but at any event thirty (30) days prior to (or such shorter period as the Administrative Agent may agree in its reasonable discretion) any change in (i) the legal name of any Grantor, (ii) the identity or type of organization or corporate structure of any Grantor, (iii) the jurisdiction of organization of any Grantor and (iv) the creation or acquisition of any new Subsidiary, (y) promptly, but at any event thirty (30) days prior to (or such shorter period as the Administrative Agent may agree in its reasonable discretion) after any change in the chief executive office of any Grantor and (z) promptly, but at any event thirty (30) days prior to (or such shorter period as the Administrative Agent may agree in its reasonable discretion), any new location where any material Inventory or Equipment (other than (x) mobile goods, (y) Inventory or Equipment in transit or out for repair or refurbishment, and (z) Equipment in the possession of employees of the Grantors in the ordinary course of business) are kept.

(b)          Each Grantor shall, at its own expense, upon the reasonable request of the Administrative Agent, take any and all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Administrative Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to the Secured Transaction Documents (except to the extent that the Administrative Agent agrees (in its sole discretion) that the cost of such defense is excessive in relation to the benefit to the Secured Parties of such security interest and priority); provided that, nothing in this Agreement shall prevent any Grantor from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is permitted by the Secured Transaction Documents or such Grantor determines in its reasonable business judgment that such assets or properties are no longer used or useful.

(c)          Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

(d)          At its option, upon five (5) Business Days’ prior written notice to the Debtor, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to the Secured Transaction Documents, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Secured Transaction Documents and within a reasonable period of time after the Administrative Agent has required that it do so, and each Grantor jointly and severally agrees to reimburse the Administrative Agent pursuant to the terms of the Secured Transaction Documents. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Secured Transaction Documents.

(e)          If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly grant a security interest to the Administrative Agent for the benefit of the Secured Parties to the extent not already granted pursuant to this Agreement. Such grant need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(f)          Intellectual Property Covenants.

(i)          Other than to the extent not prohibited herein or in the Secured Transaction Documents or with respect to registrations and applications no longer used or useful, with respect to registration or pending application of each item of its Intellectual Property for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all reasonable steps, including, without limitation, in the USPTO, the USCO and any other governmental authority located in the United States, to pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application now or hereafter included in the Intellectual Property of such Grantor.

(ii)         Other than to the extent not prohibited herein or in the Secured Transaction Documents, or with respect to registrations and applications no longer used or useful, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property, excluding Excluded Assets, would lapse, be terminated or placed in the public domain (or in the case of a trade secret, become publicly known).

(iii)        Other than as excluded or as not prohibited herein or in the Secured Transaction Documents, or with respect to Patents, Copyrights or Trademarks which are no longer used or useful in the applicable Grantor’s business operations, each Grantor shall take all reasonable steps to preserve and protect each item of its Intellectual Property, including, without limitation, maintaining the quality of any and all material products or services used or provided in connection with any of the material Trademarks, consistent with the quality of the products and services as of the Closing Date, and taking reasonable steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to standards of quality.

(iv)        At least once per fiscal quarter, the Debtor shall provide a list of any additional registrations of Intellectual Property of all Grantors not previously disclosed to the Administrative Agent including such information as is necessary for such Grantor to make appropriate filings in the USPTO and USCO.

(g)          Commercial Tort Claims. If the Grantors shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated by such Grantor to exceed $250,000 for which this clause has not been satisfied and for which a complaint or counterclaim in a court of competent jurisdiction has been filed, such Grantor shall, within thirty (30) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) in which such complaint was filed, notify the Administrative Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Administrative Agent, for the benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

(h)          Post-Closing Covenants.

(i)          As soon as reasonably practicable, but in no event later than forty-five (45) days after the Closing Date (as such date may be extended at the sole discretion of the Administrative Agent), the Grantors shall deliver or cause to be delivered to the Administrative Agent, pursuant to Section V(6) of the Notes, with respect to each US Deposit Account of the Grantors other than Excluded Accounts, a "springing" deposit account control agreement covering such account, in form and substance reasonably satisfactory to the Administrative Agent.

(ii)         As soon as reasonably practicable, but in no event later than thirty (30) days after the Closing Date (as such date may be extended at the sole discretion of the Administrative Agent), the Grantors shall deliver or cause to be delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent, the insurance certificates and related endorsements required pursuant to Section V(3) of the Notes.

ARTICLE IV

Remedies

SECTION 4.01       Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Administrative Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Secured Obligations under the UCC or other applicable law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Administrative Agent, promptly assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Administrative Agent shall provide the applicable Grantor with written notice thereof prior to such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Administrative Agent shall provide the applicable Grantor with written notice thereof prior to such exercise; and (iv) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any law now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is commercially reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by Law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. No Grantor shall be entitled to the return of the Collateral or any portion thereof upon completion of a sale in accordance with the terms hereof, notwithstanding the fact that after such sale has been completed, all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

SECTION 4.02       Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with the Secured Transaction Documents.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

The Administrative Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Administrative Agent pursuant to this Section 4.02 shall be final (absent manifest error).

SECTION 4.03       Grant of License to Use Intellectual Property. For the exclusive purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at and during the continuance of such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies at any time after and during the continuance of an Event of Default, each Grantor hereby grants to the Administrative Agent a nonexclusive, royalty-free, limited license (until the termination or cure of the Event of Default) to use, license or sublicense any of the Intellectual Property now owned or hereafter owned or acquired by such Grantor, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software used for the compilation or printout thereof. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may also exercise the rights afforded under Section 4.01 of this Agreement with respect to Intellectual Property contained in the Article 9 Collateral.

SECTION 4.04       Effect of Securities Laws. Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the applicable issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

SECTION 4.05       Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and, to the extent set forth herein and in the other Secured Transaction Documents, the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

ARTICLE V

Subordination

SECTION 5.01       Subordination.

(a)          Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors to indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full of the Secured Obligations. No failure on the part of the Debtor or any Grantor to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the Secured Obligations of such Grantor hereunder.

(b)          Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, all indebtedness owed to it by any other Grantor shall be fully subordinated to the payment in full of the Secured Obligations.

ARTICLE VI

Miscellaneous

SECTION 6.01       Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in the Secured Transaction Documents.

SECTION 6.02       Waivers; Amendment.

(a)          No failure or delay by any Secured Party in exercising any right, remedy, power or privilege hereunder or under any other Secured Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Secured Parties herein provided, and provided under each other Secured Transaction Document, are cumulative and are not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)          Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to the Secured Transaction Documents.

SECTION 6.03       Administrative Agent’s Fees and Expenses; Indemnification.

(a)          The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder and indemnity for its actions in connection herewith as provided in Section 4.1 of the Agreement Among Noteholders.

(b)          Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Secured Transaction Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Secured Transaction Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Secured Transaction Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 6.03 shall be payable within 30 days of written demand therefor (including documentation reasonably supporting such request).

SECTION 6.04       [Reserved].

SECTION 6.05       Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors hereunder and in the other Secured Transaction Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Secured Transaction Documents, and shall continue in full force and effect as long as this Agreement has not been terminated or released pursuant to Section 6.11 below.

SECTION 6.06       Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic communication of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Administrative Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) without the prior written consent of the Administrative Agent. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 6.07       Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.08       Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process.

(a)          THIS AGREEMENT AND EACH OTHER SECURED TRANSACTION DOCUMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.

(b)          The terms of Section 4.10 of the Agreement Among Noteholders with respect to governing law, submission of jurisdiction, venue, waiver of jury trial and service of process are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

SECTION 6.09       Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.10       Security Interest Absolute. To the extent permitted by law, all rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Secured Transaction Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Secured Transaction Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense (other than defense of payment or performance) available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

SECTION 6.11       Termination, Release or Subordination.

(a)          This Agreement (other than with respect to provisions hereof that expressly survive termination), the Security Interest and all other security interests granted hereby shall terminate with respect to all Secured Obligations and any Liens arising therefrom shall be automatically released upon payment in full of all Secured Obligations. In addition. Liens on portions of the Collateral may be released in accordance with Section 3.7 of the Agreement Among Noteholders.

(b)          In connection with any termination or release pursuant to paragraph (a), the Administrative Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by such Grantor to effect such release, including delivery of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section 6.11 shall be without recourse to or warranty by the Administrative Agent.

SECTION 6.12       Additional Grantors. Pursuant to the Secured Transaction Documents, certain additional Subsidiaries of the Grantors may be required to enter into this Agreement as Grantors. Upon execution and delivery by the Administrative Agent and a Subsidiary of a Security Agreement Supplement, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder, except to the extent obtained on or prior to such date and in full force and effect on such date. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 6.13       Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent as the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof at any time after the occurrence and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest and shall automatically terminate upon the termination of this Agreement pursuant to Section 6.11(a) or, if sooner, upon the termination or release of such Grantor’s guarantee of the Secured Obligations. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, after the occurrence and during the continuance of an Event of Default and, to the extent reasonably practicable, notice by the Administrative Agent to the applicable Grantor of the Administrative Agent’s intent to exercise such rights, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) upon prior written notice to the Debtor, to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) upon prior written notice to the Debtor, to notify, or to require the Debtor or any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; (h) upon prior written notice to the Debtor, to otherwise communicate with any Account Debtor; (i) to make, settle and adjust claims in respect of Collateral under policies of insurance, endorse the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance; (j) to make all determinations and decisions with respect to policies of insurance; (k) to obtain or maintain the policies of insurance required by the Administrative Agent or to pay any premium in whole or in part relating thereto; and (l) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith, willful misconduct, or material breach of this Agreement or that of any of their Affiliates, directors, officers, employees, partners, advisors, counsel, agents, attorneys-in-fact or other representatives, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction. All sums disbursed by the Administrative Agent in connection with this paragraph shall be payable pursuant to the terms of the Secured Transaction Documents.

SECTION 6.14       General Authority of the Administrative Agent. By acceptance of the benefits of this Agreement and any other Secured Transaction Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Administrative Agent as its agent hereunder and under such other Secured Transaction Documents, (b) to confirm that the Administrative Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Secured Transaction Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Secured Transaction Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Secured Transaction Document and (d) to agree to be bound by the terms of this Agreement and any other Secured Transaction Documents.

SECTION 6.15       Reasonable Care. The Administrative Agent is required to use reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Administrative Agent shall be deemed to have used reasonable care in the custody and preservation of any of the Collateral, if such Collateral is accorded treatment substantially similar to that which the Administrative Agent accords its own property.

SECTION 6.16       Delegation; Limitation. The Administrative Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible to the Holders for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or willful misconduct.

SECTION 6.17       Reinstatement. The obligations of the Grantors under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Debtor or other Obligor in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by its authorized officer as of the date first above written.

RIMINI STREET, INC.

By:	/s/ Seth A. Ravin
Name: Seth A. Ravin
Title: Chief Executive Officer

[Signature Page to Security Agreement]

VICTORY PARK MANAGEMENT, LLC, as Administrative Agent

By:	/s/ Scott Zemnick
Name: Scott Zemnick
Title: Manager

[Signature Page to Security Agreement]

EXHIBIT I TO
SECURITY AGREEMENT

SECURITY AGREEMENT SUPPLEMENT, dated as of [___________], 201[_] (this “Security Agreement Supplement”), made by [______________________], a [_______________] (the “Additional Grantor”), in favor of Victory Park Management, LLC, as Administrative Agent for the Secured Parties (in such capacity and together with its successors and permitted assigns in such capacity, the “Administrative Agent”). Capitalized terms not defined herein shall have the meaning assigned to such terms in the Security Agreement (as defined below).

WITNESSETH:

WHEREAS, Rimini Street, Inc., a Delaware corporation (“Debtor”), the holders from time to time party thereto (together with their successors and assigns, the “Holders”), and Victory Park Management, LLC, as Administrative Agent, have entered into that certain Agreement Among Noteholders dated as of July 19, 2018 (as amended, restated, amended and restated, refinanced, replaced, supplemented or otherwise modified from time to time, the “Agreement Among Noteholders”);

WHEREAS, Debtor has also entered into those certain Convertible Secured Promissory Notes dated as of July 19, 2018 (such Convertible Secured Promissory Notes, as from time to time amended, supplemented, restated, modified, replaced or refinanced in whole or in part, the “Notes”), among Debtor, as borrower, and the Holders.

WHEREAS, in connection with the Agreement Among Noteholders and the Notes, the Debtor and certain Subsidiaries of the Debtor (other than the Additional Grantor) have entered into that certain Security Agreement, dated as of July 19, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), in favor of the Administrative Agent for the Secured Parties;

WHEREAS, the Agreement Among Noteholders and the Notes requires the Additional Grantor to become a party to the Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Security Agreement Supplement in order to become a party to the Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1.          SECURITY AGREEMENT. By executing and delivering this Security Agreement Supplement, the Additional Grantor, as provided in Section 6.12 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. In furtherance of the foregoing, as security for the payment in full when due (whether at the stated maturity, by acceleration or otherwise) and the performance of the Secured Obligations, the Additional Grantor hereby pledges to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Additional Grantor’s right, title and interest in, to and under all of its Article 9 Collateral and all of the Pledged Collateral of such Additional Grantor, whether now owned or at any time hereafter owned or acquired by such Additional Grantor or in which such Additional Grantor now has or at any time in the future may own or acquire any right, title or interest. The information set forth in Annex 1-A is hereby added to the information set forth in Schedules [_____]1 to the Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3.02 of the Security Agreement is true and correct on and as the date hereof (after giving effect to this Security Agreement Supplement) as if made on and as of such date.

1        Refer to each Schedule which needs to be supplemented.

2.          GOVERNING LAW. THIS SECURITY AGREEMENT SUPPLEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.

IN WITNESS WHEREOF, the undersigned has caused this Security Agreement Supplement to be duly executed and delivered by its authorized officer as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

Exhibit I-2

EXHIBIT II

TO SECURITY AGREEMENT

[RESERVED]

EXHIBIT III
TO SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [__________], 201[_] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of Victory Park Management, LLC, as Administrative Agent for the Secured Parties (in such capacity and together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

WHEREAS, Rimini Street, Inc., a Delaware corporation, and certain other Grantors are party to a Security Agreement, dated as of July 19, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), between each of the Grantors and the other grantors party thereto and the Administrative Agent, pursuant to which the Grantors granted a security interest to the Administrative Agent in the Patent Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Administrative Agent as follows:

SECTION. 1.         Defined Terms

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.          Grant of Security Interest

As collateral security for the payment in full when due (whether at the stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, each Grantor hereby pledges to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in, all right, title or interest in or to any and all of the following assets and properties (other than Excluded Assets) now owned or at any time hereafter owned or acquired by such Grantor or in which such Grantor now has or at any time hereafter owned or acquired by such Grantor or in which such Grantor now has or at any time in the future may own or acquire any right, title, or interest (collectively, the “Patent Collateral”):

(i)          (a) all letters patent of the United States in or to which any Grantor now or hereafter owns or acquires any right, title or interest, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the USPTO including any of the foregoing listed in Schedule A; and (b) all reissues, continuations, divisions, continuations-in-part, renewals, improvements or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein, including any of the foregoing listed in Schedule A;

(ii)         any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement; and

(iii)        to the extent not otherwise included, all additions, improvements, Proceeds, products, accessions, rents, profits, renewals, extensions, rights to sue or otherwise recover for infringements or other violations thereof of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing throughout the world.

SECTION 3.          Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Administrative Agent for the Secured Parties pursuant to the Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.          Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.

SECTION 5.          Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

Exhibit III-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

[ADD SIGNATURE BLOCKS FOR ANY OTHER GRANTORS]

Exhibit III-3

VICTORY PARK MANAGEMENT, LLC,
as Administrative Agent

By:
Name:
Title:

Exhibit III-4

SCHEDULE A

to

PATENT SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Title	Application No.	Filing Date	Patent No.	Issue Date

Exhibit III-5

EXHIBIT IV

TO SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [__________], 201[_] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of Victory Park Management, LLC, as Administrative Agent for the Secured Parties (in such capacity and together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

WHEREAS, Rimini Street, Inc., a Delaware corporation, and certain other Grantors are party to a Security Agreement, dated as of July 19, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) between each of the Grantors and the other grantors party thereto and the Administrative Agent, pursuant to which the Grantors granted a security interest to the Administrative Agent in the Trademark Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Administrative Agent as follows:

SECTION 1.          Defined Terms

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.          Grant of Security Interest

SECTION 2.1           As collateral security for the payment in full when due (whether at the stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, each Grantor hereby pledges to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in, all right, title or interest in or to any and all of the following assets and properties (other than Excluded Assets) now owned or at any time hereafter owned or acquired by such Grantor or in which such Grantor now has or at any time hereafter owned or acquired by such Grantor or in which such Grantor now has or at any time in the future may own or acquire any right, title, or interest (collectively, the “Trademark Collateral” (which shall not include any Excluded Assets)):

(i)          (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, fictitious business names other source or business identifiers, now existing or hereafter owned, adopted or acquired, all registrations and recordings thereof, in each case subject to the laws of the United States, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the USPTO or any similar offices in any state of the United States or any political subdivision thereof, and all extensions or renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor, including the United States registered or applied for Trademarks listed in Schedule A; and (b) all goodwill connected with the use of and symbolized thereby;

(ii)         any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement; and

(iii)        to the extent not otherwise included, all additions, improvements, Proceeds, products, accessions, rents, profits, renewals, extensions, rights to sue or otherwise recover for infringements or other violations thereof of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing throughout the world.

SECTION 2.2           Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include or the security interest granted under Section 2.1 hereof attach to any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

SECTION 3.          Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Administrative Agent for the Secured Parties pursuant to the Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.          Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.

Exhibit IV-2

SECTION 5.          Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

Exhibit IV-3

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

[ADD SIGNATURE BLOCKS FOR ANY OTHER GRANTORS]

Exhibit IV-4

VICTORY PARK MANAGEMENT, LLC,
as Administrative Agent

By:
Name:
Title:

Exhibit IV-5

SCHEDULE A

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

Mark	Serial No.	Filing Date	Registration No.	Registration Date

Exhibit IV-6

EXHIBIT V

TO SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [__________], 201[_] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of Victory Park Management, LLC, as Administrative Agent for the Secured Parties (in such capacity and together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

WHEREAS, Rimini Street, Inc., a Delaware corporation, and certain other Grantors are party to a Security Agreement, dated as of July 19, 2018 (as it amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), between each of the Grantors and the other grantors party thereto and the Administrative Agent, pursuant to which the Grantors granted a security interest to the Administrative Agent in the Copyright Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Administrative Agent as follows:

SECTION 1.          Defined Terms

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.          Grant of Security Interest

As collateral security for the payment in full when due (whether at the stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, each Grantor hereby pledges to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in, all right, title or interest in or to any and all of the following assets and properties (other than any Excluded Assets) now owned or at any time hereafter owned or acquired by such Grantor or in which such Grantor now has or at any time hereafter owned or acquired by such Grantor or in which such Grantor now has or at any time in the future may own or acquire any right, title, or interest (collectively, the “Copyright Collateral”):

(i)          (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise including any of the United States registered or applied for Copyrights listed in Schedule A, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO, including any of the foregoing listed in Schedule A;

(ii)         any written agreement, now or hereafter in effect, (i) granting any use right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or (ii) granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement, including the exclusive Copyright Licenses granted to any Grantor listed in Schedule A; and

(iii)        to the extent not otherwise included, all additions, improvements, Proceeds, products, accessions, rents, profits, renewals, extensions, rights to sue or otherwise recover for infringements or other violations thereof of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing throughout the world.

SECTION 3.          Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Administrative Agent for the Secured Parties pursuant to the Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.          Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.

SECTION 5.          Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

Exhibit V-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

[ADD SIGNATURE BLOCKS FOR ANY OTHER GRANTORS]

Exhibit V-3

VICTORY PARK MANAGEMENT, LLC,
as Administrative Agent

By:
Name:
Title:

Exhibit V-4

SCHEDULE A

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND APPLICATIONS

Title	Application No.	Filing Date	Registration No.	Registration Date

EXCLUSIVE COPYRIGHT LICENSES

Description of Copyright License	Name of Licensor	Registration Number of underlying Copyright

Exhibit V-5